Exhibit 99.1

Cartesian Files Annual Report on Form 10-K for Fiscal Year 2017

Overland Park, KS - March 30, 2018 - Cartesian, Inc. (OTCQB: CRTN), a leading specialist provider of consulting services and managed solutions to leaders in the global communications, digital media and technology sectors (the “Company”), today announced that it has filed its Annual Report on Form 10-K for the fiscal year ended December 30, 2017 with the Securities and Exchange Commission (the “SEC”). In light of the previously announced proposed tender offer and merger transaction with an affiliate of Blackstreet Capital Holdings, the Company will not be issuing an earnings release for the fourth quarter and full year of 2017 or holding a conference call to discuss its financial results.

The Form 10-K may be obtained for free at the SEC’s website at www.sec.gov, and via the Investor Relations section of Cartesian’s website at www.cartesian.com.

About Cartesian, Inc.
Cartesian, Inc. (OTCQB: CRTN) is a leading specialist provider of consulting services and managed solutions to leaders in the global communications, digital media and technology sectors. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Paris, and Philadelphia. For more information, visit www.cartesian.com.

Additional Information and Where You Can Find It
The tender offer referred to in this press release has not yet commenced. This press release is for informational purposes only and is not a recommendation or an offer to purchase or a solicitation of an offer to sell, securities, or a solicitation of any proxy, vote or approval with respect to the proposed transaction or otherwise, nor is it a substitute for the tender offer materials that will be filed with the U.S. Securities and Exchange Commission (“SEC”). The solicitation and offer to buy the issued and outstanding shares of Cartesian, Inc. common stock will only be made pursuant to an offer to purchase and related tender offer materials described more fully below. At the time the tender offer is commenced, a subsidiary of Cartesian Holdings, LLC will file a tender offer statement with the SEC on Schedule TO containing an offer to purchase, form of letter of transmittal and related materials, and Cartesian, Inc. will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CAREFULLY (WHEN THEY BECOME AVAILABLE) IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER SHARES.
In connection with the proposed merger, Cartesian, Inc. may be required to file a proxy statement with the SEC. If Cartesian, Inc. is required to do so, following the filing of a definitive proxy statement with the SEC, Cartesian, Inc. will mail or make available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE PROXY MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER

Exhibit 99.1

RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The tender offer materials will be sent free of charge to all Cartesian, Inc. stockholders, and any definitive proxy statement will be mailed or otherwise made available to all stockholders of Cartesian, Inc. In addition, all of those materials (and all other tender offer documents filed or furnished by Cartesian, Inc. or Cartesian Holdings, LLC or any of its subsidiaries with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.  The Schedule TO (including the offer to purchase and related materials) and the Schedule 14D-9 (including the solicitation/recommendation statement), once filed, may also be obtained for free by contacting the Information Agent for the tender offer which will be named in the Schedule TO. Any and all documents filed by the Company with the SEC, may be obtained for free at the SEC's website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company's Investor Relations section of its website at and at the Company's web site at www.cartesian.com or by directing a written request to: Cartesian, Inc., 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210, attention Corporate Secretary.

Participants in the Solicitation
In the event that Cartesian, Inc. files a proxy statement with the SEC with respect to the merger, information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cartesian, Inc.’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when and if it is filed with the SEC. Cartesian, Inc. and its directors and executive officers may be deemed "participants" in the solicitation of proxies from stockholders in connection with the proposed merger. Additional information regarding the directors and executive officers of Cartesian, Inc. is set forth in Cartesian, Inc.’s Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2016, which was filed with the SEC on April 28, 2017, and in Cartesian, Inc.'s periodic and current reports and in statements of changes in beneficial ownership subsequently filed with the SEC. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via Cartesian, Inc.’s Investor Relations section of its website at www.cartesian.com.

Cautionary Statement Regarding Forward-Looking Statements
This document may include "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including, without limitation, statements relating to the completion of the proposed tender offer and the proposed merger. Forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," similar expressions, and variations or negatives of these words. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed tender offer or the proposed merger. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the proposed merger; (2) conditions to the closing of the proposed tender offer or the proposed merger may not be satisfied or waived on a timely basis or otherwise; (3) the proposed tender offer or the proposed merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed

Exhibit 99.1

tender offer or the proposed merger or the potential adverse changes to business relationships resulting from the proposed tender offer or the proposed merger; (5) legal proceedings may be initiated related to the proposed tender offer or the proposed merger and the outcome of any legal proceedings related to the proposed tender offer or the proposed merger may be adverse to the Company; (6) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the proposed tender offer or the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention; (8) uncertainties as to how many of the Company's stockholders will tender their shares in the proposed tender offer and other risks to consummation of the proposed tender offer or the proposed merger, including the risk that the proposed tender offer or the proposed merger will not be consummated within the expected time period or at all; and (9) the risks described in its periodic reports filed with the SEC, including, but not limited to, "Cautionary Statement Regarding Forward Looking Information" under Part I and "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 30, 2017 and subsequent periodic reports containing updated disclosures of such risks. Such risks include, without limitation: the Company's ability to generate sufficient cash flow from operations and obtain sufficient financing to continue its operations and pay its obligations, conditions in the industry sectors that the Company serves, including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects, the Company's ability to retain the limited number of large clients that constitute a major portion of its revenues, the Company's ability to protect client or Company data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, and volatility in foreign exchange rates. These risks, as well as other risks associated with the proposed tender offer or the proposed merger, will be more fully discussed in the Company's Solicitation/Recommendation Statement on Schedule 14D-9 and in the proxy statement that may be filed with the SEC in connection with the proposed tender offer or the proposed merger, respectively. There can be no assurance that the proposed merger will be completed, or if it is completed, that it will close within the anticipated time period. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Investor Contact:

Matt Glover or Najim Mostamand, CFA
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com